EXHIBIT 32.1

Certification under Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the Company’s chief executive officer certifies as follows:

(a) This Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b) The information contained in this Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Lawrence N. Smith
Lawrence N. Smith
Chief Executive Officer
Date: November 10, 2003